SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 2, 2007

LEXINGTON REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

                                          n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

___         Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

___         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed on February 12, 2007, on February 6, 2007, upon a recommendation of the Compensation Committee of our Board of Trustees (the “Board”), the Board adopted the Lexington Realty Trust 2007 Outperformance Program (the “Program”), a long-term incentive program. On April 2, 2007, the Compensation Committee approved a modification to the Program and the finalized documentation relating to the Program. The modification consisted of revising the start date of the Program from January 1, 2007 to April 1, 2007. As a result of the modification, the Program’s three year performance period will begin on April 1, 2007.

A summary of the Program is set forth in the Prior Current Report. The foregoing summary is qualified in its entirety by reference to the copy of the Lexington Realty Trust 2007 Outperformance Program, which includes the form of individual award agreement, which is attached hereto as Exhibit 10.1. Each of the participants in the Program entered into an individual award agreement which specified their participation percentage of the aggregate outperformance pool.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	The Lexington Realty Trust 2007 Outperformance Program.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: April 5, 2007	By: /s/ T. Wilson Eglin

T. Wilson Eglin

Chief Executive Officer

Exhibit Index

No.	Description
10.1	The Lexington Realty Trust 2007 Outperformance Program.